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                                                                      EXHIBIT 22


                                   CRANE CO.
                             EXHIBIT E TO FORM 10-K
               ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 1993


                           SUBSIDIARIES OF REGISTRANT
                           --------------------------

 The following is a list of active subsidiaries of the registrant and their jurisdictions of incorporation. All of these subsidiaries are wholly-owned, directly or indirectly, and all are included in the consolidated financial statements. The names of several other subsidiaries have been omitted as they would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary. Subsidiaries of subsidiaries are indicated by indentation.



UniDynamics Corporation                    Delaware
  Crane, GmbH                              Germany
    National Rejectors, Inc. GmbH          Germany
  Ferguson Machine Company, S.A.           Belgium
  Unidynamics/St. Louis, Inc.              Delaware
  Unidynamics/Phoenix, Inc.                Delaware
Huttig Sash & Door Company                 Delaware
Crane Australia Pty., Limited              Australia
Crane Canada Inc.                          Canada
Crane Limited                              Great Britain
Dyrotech Industries, Inc.                  Delaware
Kemlite Company, Inc.                      Delaware
Burks Pumps, Inc.                          Delaware